Goodrich Petroleum Announces Second Quarter 2018 Financial Results, Recent Developments and an Operational Update

HOUSTON, Aug. 7, 2018 /PRNewswire/ -- Goodrich Petroleum Corporation (NYSE American: GDP) (the "Company") today announced financial results, recent developments and an operational update for the second quarter ended June 30, 2018.

QUARTER HIGHLIGHTS

  Production grew 67% over the previous year period and 66% sequentially to an average of 60,600 Mcfe per day. Since the end of the second quarter production has averaged 75,500 Mcfe per day and the Company expects to commence flowback on two additional Haynesville wells during the third quarter. The Company is maintaining its year-end exit rate of approximately 100,000 Mcfe per day;
  Adjusted EBITDA increased to $8.9 million and Discretionary Cash Flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, increased to $9.2 million in the quarter. The quarter over quarter increase in Adjusted EBITDA and DCF was driven by significantly higher production volumes and the following per unit cash cost reductions:
    Lease Operating Expense ("LOE") – $0.45/Mcfe, a 42% sequential decrease
    Production and Other Taxes – $0.12/Mcfe, a 37% sequential decrease
    Transportation and Processing Expense – $0.38/Mcfe, a 5% sequential decrease
    General and Administrative Expense Payable in Cash - $0.61/Mcfe, a 41% sequential decrease

(See accompanying table at the end of this press release that reconciles General and Administrative Expense Payable in Cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

  Net loss was $2.7 million for the quarter, which included a $2.0 million unrealized loss on commodity derivatives, representing the change of the fair value of our commodity derivative contracts.

RECENT DEVELOPMENTS

  The borrowing base under the Company's credit facility was revised higher to $60 million, subject to terms and covenants in the senior credit facility and second lien notes.

OPERATIONAL UPDATE

  The Company has drilled and fracked its Demmon 34H-1 (89% WI) well in the Bethany-Longstreet field of DeSoto Parish, Louisiana. The well has a 4,600 foot lateral, was completed with 45 frac stages and is expected to commence flowback the second week of August;
  The Harris 14&23 No. 1 (98% WI) well in Red River Parish, Louisiana has been drilled and is currently running production casing and is expected to be completed within thirty days. The well, which is a 7,000 foot lateral is planned for 69 frac stages;
  The Company currently has two rigs running. One rig is drilling the Loftus 27&22-1 (89% WI) well, a 7,500 foot lateral in DeSoto Parish, Louisiana, and the second rig will be moving to the Cason – Dickson 14&23 No. 3&4 (85% WI) wells in Red River Parish, Louisiana, following the Harris 14&23 No. 1, which are two planned 10,000 foot laterals off of a common pad.

THE COMPANY HAS POSTED A NEW PRESENTATION ON THE COMPANY'S WEBSITE WHICH WILL BE REVIEWED ON THE EARNINGS CONFERENCE CALL. INVESTORS CAN ACCESS THE SLIDES AT: http://goodrichpetroleum.investorroom.com/events-and-presentations

2Q18 FINANCIAL RESULTS

REVENUES

Revenues totaled $17.8 million in the quarter, versus $12.5 million in the prior year period. Average realized price per unit was $3.23 per Mcfe ($2.67 per Mcf of gas and $69.39 per barrel of oil) in the quarter, versus $3.67 per Mcfe in the prior year period ($2.89 per Mcf of gas and $47.96 per barrel of oil).

PRODUCTION

Production totaled 5.5 Bcfe in the quarter, or an average of approximately 60,600 Mcfe per day, versus 3.3 Bcfe, or an average of approximately 36,300 Mcfe per day, in the prior year period. Natural gas production totaled 5.2 Bcf in the quarter (94% of total production), versus 2.8 Bcf (85% of total production) during the prior year period. Production for the third quarter to date has averaged 75,500 Mcfe per day (96% natural gas).

CASH FLOW

Adjusted EBITDA was $8.9 million in the quarter and discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $9.2 million in the quarter versus Adjusted EBITDA of $5.1 million and DCF of $4.8 million in the prior year period.

(See accompanying tables at the end of this press release that reconcile Adjusted EBITDA and DCF, each of which are non-US GAAP financial measures, to their most directly comparable US GAAP financial measure.)

NET LOSS

The Company announced a net loss of $2.7 million in the quarter ($0.23 per basic and diluted share), versus a net loss of $1.2 million ($0.13 per basic and diluted share) in the prior year period. The net loss for the quarter included a $2.0 million unrealized loss on commodity derivatives, representing the change of the fair value of our commodity derivative contracts.

OPERATING EXPENSES

Lease operating expense ("LOE") was $2.5 million ($0.45/Mcfe) in the quarter, versus $3.0 million ($0.89/Mcfe) in the prior year period. LOE for the quarter included $0.3 million ($0.05/Mcfe) for workovers, versus $0.7 million ($0.22/Mcfe) in the prior year period. Lease operating expense for the quarter excluding workovers was $2.2 million ($0.40/Mcfe) versus $2.2 million ($0.67/Mcfe) in the prior year period. Per unit LOE is expected to continue to fall as we increase production from the Haynesville which carries a very low per unit LOE.

Production and other taxes were $0.7 million in the quarter ($0.12/Mcfe), versus $0.4 million ($0.13/Mcfe) in the prior year period.

Transportation and processing expense was $2.1 million ($0.38/Mcfe) in the quarter, versus $1.9 million ($0.57/Mcfe) in the prior year period.

Depreciation, depletion and amortization ("DD&A") expense was $5.6 million ($1.01/Mcfe) in the quarter, versus $3.1 million ($0.93/Mcfe) in the prior year period.

General and administrative expense was $4.8 million ($0.87/Mcfe) in the quarter, which includes non-cash expense of $1.4 million ($0.26/Mcfe) for stock based compensation versus $3.8 million ($1.14/Mcfe) in the prior year period, which included $1.0 million for stock based compensation. G&A payable in cash was $3.4 million ($0.61/Mcfe) in the quarter.

OPERATING INCOME

Operating income, defined as revenues minus operating expenses, totaled $2.1 million in the quarter, versus $0.4 million in the prior year period.

CAPITAL EXPENDITURES

Capital expenditures totaled $31.0 million in the quarter, of which $29.3 million was spent on drilling and completion costs and $1.7 on other expenditures, versus $14.2 million in the prior year period of which the majority was spent on drilling and completion costs. All of the quarter's total drilling and completion capital expenditures were spent in the Haynesville Shale Trend.

INTEREST EXPENSE

Interest expense totaled $2.7 million ($0.50/Mcfe) in the quarter, which includes cash interest of $0.1 million incurred on the credit facility and non-cash interest of $2.6 million incurred on the Company's second lien notes, which includes $1.6 million paid in-kind interest and $1.0 million amortization of debt discount. Interest expense for the prior year period totaled $2.4 million, which included cash interest of $0.3 million incurred on the first lien term loan and non-cash interest of $2.1 million incurred on the Company's second lien notes, which included $1.4 million paid in-kind interest and $0.7 million amortization of debt discount.

CRUDE OIL AND NATURAL GAS DERIVATIVES

The Company had a loss of $2.2 million on its derivatives not designated as hedges in the quarter, which is comprised of a loss of $2.0 million representing the change of the fair value of our open natural gas and oil derivative contracts as well as a $0.2 million loss on cash settlement, versus a total gain of $0.8 million on its derivatives not designated as hedges in the prior year period, representing the change in fair value of our natural gas and oil derivative contracts and a small realized gain on cash settlement.

BALANCE SHEET

The Company exited the quarter with $1.7 million of cash, $6.0 million outstanding under the Company's senior credit facility, which has a revised borrowing base of $60 million (subject to first and second lien covenants), and total principal debt outstanding, including the senior credit facility and second lien notes of $56.2 million.

OTHER INFORMATION

In this press release, the Company refers to several non-US GAAP financial measures, including Adjusted EBITDA and DCF. Management believes Adjusted EBITDA and DCF are good financial indicators of the Company's performance and ability to internally generate operating funds. DCF should not be considered an alternative to net cash provided by operating activities, as defined by US GAAP. Adjusted EBITDA should not be considered an alternative to net loss applicable to common stock, as defined by US GAAP. Management believes that all of these non-US GAAP financial measures provide useful information to investors because they are monitored and used by Company management and widely used by professional research analysts in the valuation and investment recommendations of companies within the oil and gas exploration and production industry.

Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

Unless otherwise stated, oil production volumes include condensate.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Goodrich Petroleum is an independent oil and natural gas exploration and production company listed on the NYSE American under the symbol "GDP".

GOODRICH PETROLEUM CORPORATION
SELECTED INCOME AND PRODUCTION DATA
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Volumes
Natural gas (MMcf)	5,170	2,795	8,122	4,628
Oil and condensate (MBbls)	57	84	118	166
Mmcfe - Total	5,513	3,299	8,829	5,623

Mcfe per day	60,582	36,253	48,779	31,066

Oil and natural gas revenues	$ 17,784	$ 12,115	$ 29,627	$ 21,526
Other	51	350	42	352
	$ 17,835	$ 12,465	$ 29,669	$ 21,878

Operating Expenses
Lease operating expense (LOE excluding workovers - $2,174, $2,221, $4,392, $4,384, respectively)	2,465	2,950	5,031	7,261
Production and other taxes	669	424	1,309	1,083
Transportation and processing	2,086	1,868	3,398	3,044
Depreciation, depletion and amortization	5,560	3,083	9,012	5,377
General and administrative (payable in cash - $3,374, $1,950, $6,918, $4,559, respectively)	4,803	3,772	9,999	8,235
Other	165	-	165	-
Operating income (loss)	2,087	368	755	(3,122)

Other income (expense)
Interest expense (payable in cash - $75, $279, $248, $531, respectively)	(2,732)	(2,360)	(5,405)	(4,539)
Interest income (expense) and other	116	12	109	21
Loss on commodity derivatives not designated as hedges	(2,174)	766	(3,155)	506
	(4,790)	(1,582)	(8,451)	(4,012)

Reorganization gain (loss), net	42	-	(289)	195

Loss before income taxes	(2,661)	(1,214)	(7,985)	(6,939)
Income tax expense	-	-	-	-
Net loss	$ (2,661)	$ (1,214)	$ (7,985)	$ (6,939)

Discretionary cash flow (see non-US GAAP reconciliation) (1)	$ 9,240	$ 4,837	$ 12,472	$ 5,282

Adjusted EBITDA (see calculation and non-US GAAP reconciliation) (2)	$ 8,900	$ 5,106	$ 12,311	$ 5,781

Weighted average common shares outstanding - basic	11,629	9,670	11,424	9,381
Weighted average common shares outstanding - diluted (3)	11,629	9,670	11,424	9,381

Loss per share
Net loss - basic	$ (0.23)	$ (0.13)	$ (0.70)	$ (0.74)
Net loss - diluted	$ (0.23)	$ (0.13)	$ (0.70)	$ (0.74)

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP.

(2) Adjusted EBITDA is defined as earnings before interest expense, income and similar taxes, DD&A, share based compensation expense and impairment of oil and natural gas properties. In calculating adjusted EBITDA, gains on reorganization, gains/losses on commodity derivatives not designated as hedges net of cash received or paid in settlement of derivative instruments are also excluded. Other excluded items include interest income and other, and any non-recurring non-cash gains or losses.

(3) Fully diluted shares excludes approximately 4.0 million and 3.9 million potentially dilutive instruments that were anti-dilutive for the three and six months ended June 30, 2018, respectively, and 4.7 million potentially dilutive instruments that were anti-dilutive for the three and six months ended June 30, 2017.

GOODRICH PETROLEUM CORPORATION
Per Unit Sales Prices and Costs (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Average sales price per unit:
Oil (per Bbl)
Including net cash received from/paid to settle oil derivatives	$ 58.69	$ 47.96	$ 58.33	$ 49.03
Excluding net cash received from/paid to settle oil derivatives	$ 69.39	$ 47.96	$ 67.12	$ 49.03
Natural gas (per Mcf)
Including net cash received from/paid to settle natural gas derivatives	$ 2.76	$ 2.89	$ 2.74	$ 2.92
Excluding net cash received from/paid to settle natural gas derivatives	$ 2.67	$ 2.89	$ 2.67	$ 2.89
Oil and natural gas (per Mcfe)
Including net cash received from/paid to settle oil and natural gas derivatives	$ 3.20	$ 3.67	$ 3.30	$ 3.86
Excluding net cash received from/paid to settle oil and natural gas derivatives	$ 3.23	$ 3.67	$ 3.36	$ 3.83

Costs Per Mcfe
Lease operating expense ($0.40, $0.67, $0.50 and $0.78 Per Mcfe excluding workovers, respectively)	$ 0.45	$ 0.89	$ 0.57	$ 1.29
Production and other taxes	$ 0.12	$ 0.13	$ 0.15	$ 0.19
Transportation and processing	$ 0.38	$ 0.57	$ 0.38	$ 0.54
Depreciation, depletion and amortization	$ 1.01	$ 0.93	$ 1.02	$ 0.96
General and administrative (payable in cash - $0.61, $0.59, $0.78, and $0.81, respectively)	$ 0.87	$ 1.14	$ 1.13	$ 1.46
Other	$ 0.03	$ -	$ 0.02	$ -
	$ 2.86	$ 3.67	$ 3.27	$ 4.45
.
Note: Amounts on a per Mcfe basis may not total due to rounding.

GOODRICH PETROLEUM CORPORATION
Cash Flow Data (In Thousands) (Unaudited)

Reconciliation of discretionary cash flow and net cash provided by operating activities

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net cash provided by operating activities (US GAAP)	6,399	11,463	12,655	16,128
Net changes in working capital	(2,841)	6,626	183	10,846
Discretionary cash flow	$ 9,240	$ 4,837	$ 12,472	$ 5,282

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,661)	$ (1,214)	$ (7,985)	$ (6,939)
Adjustments to reconcile net loss to net cash provided by operating activities
Depletion, depreciation and amortization	5,560	3,083	9,012	5,377
(Gain) loss on derivatives not designated as hedges	2,174	(766)	3,155	(506)
Net cash received (paid) for settlement of derivative instruments	(157)	5	(541)	147
Share based compensation (non-cash)	1,492	1,651	3,167	3,379
Amortization of finance cost, debt discount, paid in-kind interest and accretion	2,656	2,048	5,157	3,975
Loss (gain) from material transfers & inventory write-downs	218	(73)	218	(73)
Reorganization items, net	(42)	103	289	(78)
Change in assets and liabilities:
Accounts receivable, trade and other, net of allowance	567	19	(598)	1,757
Accrued oil and gas revenue	(1,531)	(1,927)	(2,359)	(2,626)
Prepaid expenses and other	88	(488)	(20)	(400)
Accounts payable	(2,912)	9,347	3,936	11,211
Accrued liabilities	947	(325)	(776)	904
Net cash provided by operating activities	6,399	11,463	12,655	16,128
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(24,110)	(14,135)	(53,100)	(17,519)
Proceeds from sale of assets	3,711	-	26,920	-
Net cash used in investing activities	(20,399)	(14,135)	(26,180)	(17,519)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of bank borrowings	-	-	(16,723)	-
Proceeds from bank borrowings	6,000	-	6,000	-
Net receipts (payments) related to Convertible Second Lien Notes	3	(134)	3	(170)
Issuance cost, net	-	(132)	(10)	(278)
Other	(5)	-	(8)	-
Net cash provided by (used in) financing activities	5,998	(266)	(10,738)	(448)
Net decrease in cash and cash equivalents	(8,002)	(2,938)	(24,263)	(1,839)
Cash and cash equivalents, beginning of period	9,731	37,949	25,992	36,850
Cash and cash equivalents, end of period	$ 1,729	$ 35,011	$ 1,729	$ 35,011

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations (In Thousands) (Unaudited)

Supplemental Balance Sheet Data
	As of
	June 30, 2018

Cash and cash equivalents	$ 1,729

Long-term debt, net	$ 50,080
Unamortized debt discount and issuance cost	6,144
Total principal amount of debt	$ 56,224

Reconciliation of Net income (loss) to Adjusted EBITDA

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net loss (US GAAP)	$ (2,661)	$ (1,214)	$ (7,985)	$ (6,939)
Depreciation, depletion and amortization ("DD&A")	5,560	3,083	9,012	5,377
Stock compensation expense (non-cash)	1,491	1,651	3,167	3,379
Interest expense	2,732	2,360	5,405	4,539
(Gain) loss on derivatives not designated as hedges	2,174	(766)	3,155	(506)
Net cash received in (paid for) settlement of derivative instruments	(156)	4	(541)	147
Other excluded items **	(240)	(12)	98	(216)
Adjusted EBITDA (2)	$ 8,900	$ 5,106	$ 12,311	$ 5,781

** Other excluded items include interest income, reorganization items and other non-recurring income and expense.

Derivative Activity

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Change in fair value of derivatives not designated as hedges	$ (2,018)	$ 762	$ (2,614)	$ 359
Net cash received in (paid for) settlement of derivative instruments	(156)	4	(541)	147
Net gain (loss) on derivatives not designated as hedges	$ (2,174)	$ 766	$ (3,155)	$ 506

Reconciliation of interest payable in cash to interest expense

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Interest expense (GAAP)	$ 2,732	$ 2,360	$ 5,405	$ 4,539
Amorization of debt discount and paid-in-kind interest	(2,657)	(2,081)	(5,157)	(4,008)
Interest payable in cash	$ 75	$ 279	$ 248	$ 531

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations continued (In Thousands) (Unaudited)

Reconciliation of capital expenditures

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net cash used in investing activities (US GAAP)	$ (20,399)	$ (14,135)	$ (26,180)	$ (17,519)
Cash calls utilized	(711)	(121)	(711)	(415)
Inventory utilized	(282)	(574)	(486)	(574)
Cash proceeds from sale of assets	(3,711)	-	(26,920)	-
Miscellaneous capitalized costs & ARO adjustments	(314)	(64)	(491)	(64)
Cost incurred in prior period and paid in current period	-	-	10,511	648
Capital accrual at period end	(5,555)	704	(7,706)	(2,505)
Total capital expenditures	$ (30,972)	$ (14,190)	$ (51,983)	$ (20,429)

Reconciliation of drilling and completion capital expenditures used in finding and development cost per Mcfe calculations

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Total capital expenditures (per above)	$ (30,972)	$ (14,190)	$ (51,983)	$ (20,429)
Capitalized internal costs	964	963	1,642	1,525
Total capital expenditures, net of internal costs	$ (30,008)	$ (13,227)	$ (50,341)	$ (18,904)

Reconciliation of general & administrative expense payable in cash to general and administrative expense (unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
General & administrative expense (GAAP)	$ 4,803	$ 3,772	$ 9,999	$ 8,235
Share based compensation	(1,443)	(975)	(3,119)	(1,983)
Bonus share based compensation	-	(698)	-	(1,395)
Non-cash rent expense	14	(149)	38	(298)
General & administrative expense payable in cash	$ 3,374	$ 1,950	$ 6,918	$ 4,559
Oil and natural gas production (Mfce)	5,513	3,299	8,829	5,623
General and administrative expense payable in cash per Mcfe	$ 0.61	$ 0.59	$ 0.78	$ 0.81

CONTACT: Robert Turnham, (713) 780-9494